Exhibit 99.1

Pier 1 Imports, Inc. Reports Fourth Quarter and Full-Year Fiscal 2016 Financial Results

Provides Fiscal 2017 First Half and Full-Year Financial Guidance;

Declares Quarterly Cash Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--April 13, 2016--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the fourth quarter and fiscal year ended February 27, 2016.

Fiscal 2016 Highlights

  Total sales increased 0.4% (1.4% on a constant currency basis);
  Company comparable sales rose 0.7% (1.7% on a constant currency basis);
  Achieved e-Commerce sales penetration of 16%;
  Reduced inventory levels by approximately 15%;
  Generated cash flow from operations of $164 million;
  Returned nearly $100 million to shareholders through share repurchases and cash dividends;
  Initiated real estate optimization plan; and
  Launched Customer Data Excellence initiative.

Alex W. Smith, President and CEO, stated, “Although fiscal 2016 was a challenging year, we made solid progress toward stabilizing top line trends, cutting costs and reducing inventory levels. We also delivered another year of strong e-Commerce sales, which increased 45% on top of 193% growth last year.”

“We entered fiscal 2017 with much improved distribution center operations,” continued Mr. Smith. “The significant strides we made on the inventory front helped us put many of the issues in our distribution centers behind us; we’re now starting to see improved efficiency across the network, which will help us strengthen merchandise margin.”

“In fiscal 2017 we will emphasize more forcefully our newest products and our strongest categories. With an increased marketing spend and the extension of our rewards program we expect not only to continue to build frequency and retention, but additionally, to drive new customers to the brand. Known customers accounted for more than 70% of total sales in fiscal 2016, while repeat customers accounted for approximately 60%. We believe our enhanced capabilities will enable us to push these rates higher going forward.”

Mr. Smith concluded, “As we look ahead, we feel very good about our long-term positioning. The Pier 1 Imports brand is in excellent health, we have full omni-channel capabilities and we’re focused on improving our operational execution. Although revenue and earnings are expected to show only modest growth in fiscal 2017, we expect to achieve stronger performance in the second half of the year and accelerate growth in fiscal 2018 and beyond.”

Revised Presentation of Credit and Debit Card Fees

The Company has revised the presentation of the reporting of credit and debit card fees (“Credit Card Fees”) for all periods presented. The Company previously reported Credit Card Fees as a reduction to net sales and has revised its presentation to report Credit Card Fees as a component of selling, general and administrative (“SG&A”) expenses. This revised presentation results in an increase to both net sales and SG&A expenses; there is no impact to operating income, net income, the balance sheet or statement of cash flows. Tables reconciling the revised presentation are included in the “Revised Presentation of Credit and Debit Card Fees - Tables” section of this press release and on the “Investor Relations” page of the Company’s website, Pier1.com.

Fourth Quarter Fiscal 2016 Results of Operations

Net income for the fourth quarter ended February 27, 2016, was $18.7 million, or $0.23 per share, compared to $33.1 million, or $0.37 per share, in the fourth quarter ended February 28, 2015. In the fourth quarter of fiscal 2015, non-GAAP adjusted net income (excluding the after-tax effect of retirement related expenses for the Company’s former chief financial officer) was $35.1 million, or $0.39 per share. Total sales for the fourth quarter decreased 1.4% (a 0.5% decrease on a constant currency basis after adjusting for a 90 basis point impact attributable to the year-over-year decline in the value of the Canadian Dollar relative to the U.S. Dollar) to $542.3 million, compared to $550.0 million in the same period last year. Company comparable sales decreased 0.6% (a 0.3% increase on a constant currency basis). E-Commerce represented approximately 15% of total sales in the fourth quarter, as compared to approximately 13% of total sales in the fourth quarter of fiscal 2015.

Gross profit in the fourth quarter totaled $196.9 million, or 36.3% of total sales, compared to $220.8 million, or 40.2% of total sales, in the fourth quarter of fiscal 2015. Merchandise margin (the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit) in the fourth quarter totaled $284.8 million, or 52.5% of total sales, compared to $308.5 million, or 56.1% of total sales, in the fourth quarter of fiscal 2015. The year-over-year decline in merchandise margin is primarily attributable to promotional and clearance activity, as well as inventory-related inefficiencies within the Company’s distribution center network. For the three months ended February 27, 2016, contribution from operations (gross profit less compensation for operations and operational expenses) totaled $103.5 million, compared to $123.8 million during the same period last year.

Fiscal 2016 fourth quarter SG&A expenses were $150.3 million, or 27.7% of total sales, compared to $155.4 million, or 28.3% of total sales, in the year-ago period. The following table details the breakdown of SG&A expenses for the fourth quarter of fiscal 2016 as compared to the same period last year (in millions).

	Three Months Ended
	February 27, 2016		February 28, 2015
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$67.2	12.4%	$72.6	13.2%
Operational expenses	26.2	4.8%	24.4	4.4%
Marketing	23.0	4.2%	20.8	3.8%
Other selling, general and administrative	33.9	6.2%	37.6	6.8%

Total selling, general and administrative	$150.3	27.7%	$155.4	28.3%

Operating income for the fourth quarter of fiscal 2016 was $33.6 million compared to $53.1 million in the fourth quarter of fiscal 2015. Fourth quarter EBITDA (earnings before interest, taxes, depreciation and amortization) for fiscal 2016 was $45.6 million, compared to $67.6 million in the fourth quarter of last year.

Fiscal 2016 Results of Operations

For the fiscal year ended February 27, 2016, the Company reported net income of $39.6 million, or $0.46 per share, compared to $75.2 million, or $0.82 per share, for the fiscal year ended February 28, 2015. In fiscal 2015, non-GAAP adjusted net income (excluding the after-tax effect of retirement-related expenses mentioned above) was $77.2 million, or $0.84 per share. Fiscal 2016 total sales increased 0.4% (a 1.4% increase on a constant currency basis after adjusting for a 100 basis point impact attributable to the year-over-year decline in the value of the Canadian Dollar relative to the U.S. Dollar) to $1.892 billion. Fiscal 2016 company comparable sales increased 0.7% (a 1.7% increase on a constant currency basis). For fiscal 2016, e-Commerce represented approximately 16% of total sales, compared to approximately 11% of total sales in fiscal 2015.

Fiscal 2016 gross profit totaled $705.0 million, or 37.3% of total sales, compared to $768.5 million, or 40.8% of total sales in fiscal 2015. Merchandise margin for the twelve months ended February 27, 2016, totaled $1.046 billion, or 55.3% of total sales, compared to $1.100 billion, or 58.4% of total sales, in fiscal 2015. The year-over-year decline in merchandise margin is primarily attributable to promotional and clearance activity, as well as inventory-related inefficiencies within the Company’s distribution center network.

For the twelve-month period ended February 27, 2016, contribution from operations totaled $354.3 million, compared to $412.5 million during the same period last year.

SG&A expenses for the twelve months ended February 27, 2016, were $578.8 million, or 30.6% of total sales, compared to $594.9 million, or 31.6% of total sales a year ago. The following table details the breakdown of SG&A expenses for the twelve months ended February 27, 2016, as compared to fiscal 2015 (in millions).

	Twelve Months Ended
	February 27, 2016		February 28, 2015
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$260.2	13.7%	$270.4	14.3%
Operational expenses	90.5	4.8%	85.6	4.5%
Marketing	92.6	4.9%	101.0	5.4%
Other selling, general and administrative	135.6	7.2%	137.9	7.3%

Total selling, general and administrative	$578.8	30.6%	$594.9	31.6%

Operating income for the twelve months ended February 27, 2016, was $75.2 million, compared to $127.3 million for the twelve months ended February 28, 2015. EBITDA for the twelve months ended February 27, 2016, totaled $125.2 million, compared to $176.3 million in fiscal 2015.

Balance Sheet Highlights and Share Repurchase Program

As of February 27, 2016, the Company remained in solid financial condition with $115.2 million of cash and cash equivalents, $197.0 million outstanding under its senior secured term loan, and no cash borrowings under its $350 million secured revolving credit facility. Inventories at fiscal 2016 year end totaled $405.9 million, an approximate 15% reduction compared to $478.8 million of inventories at the end of the prior year. Capital expenditures for fiscal 2016 totaled $51.8 million and were used for infrastructure and technology development, including investment in the Company’s customer data excellence initiative, supply chain upgrades, existing store improvements and new store openings.

During the fiscal year ended February 27, 2016, the Company repurchased approximately 7.5 million shares of its common stock for $75.0 million, or 8.3% of its shares of common stock outstanding as of the start of fiscal 2016. Of the Company’s $200 million share repurchase program announced in April 2014, $47.2 million remains available.

Real Estate Optimization Initiative

During the fourth quarter of fiscal 2016, the Company closed 24 stores and opened one. For the year ended February 27, 2016, the Company had 33 net store closures, ending with 1,032 Pier 1 Imports stores. The Company expects to have approximately 20 store closures in fiscal 2017.

Store Statistics

	Store Count
Three Months Ended	Start	Openings	Closures	End	Relocations (1)

May 30, 2015	1,065	8	(10)	1,063	6
August 29, 2015	1,063	6	(16)	1,053	4
November 28, 2015	1,053	2	0	1,055	0
February 27, 2016	1,055	1	(24)	1,032	0

Full-Year Fiscal 2016:	1,065	17	(50)	1,032	10

May 31, 2014	1,072	9	(14)	1,067	3
August 30, 2014	1,067	8	(2)	1,073	2
November 29, 2014	1,073	9	(8)	1,074	7
February 28, 2015	1,074	4	(13)	1,065	2

Full-Year Fiscal 2015:	1,072	30	(37)	1,065	14

(1) Relocations are noted only in the period in which the new store opens.

Fiscal 2017 First Half and Full-Year Financial Guidance

Jeffrey N. Boyer, EVP and Chief Financial Officer, stated, “As we focus on rebuilding long-term profitability, we expect to capture improvement in merchandise margin, balance our fixed cost base through the optimization of our store portfolio, and implement cost containment initiatives across the enterprise. Our outlook for fiscal 2017 assumes some top- and bottom-line pressure during the first half, with sales and earnings gaining momentum in the third and fourth quarters. Most notably, our profitability in the first half will be impacted by investments in marketing – including our return to television earlier this month – as well as higher clearance levels and the final tranche of legacy supply chain costs. Additionally, our top-line results will reflect the timing impact of Memorial Day, which shifts from our first fiscal quarter into our second fiscal quarter this year.”

The Company provided the following financial guidance for full-year fiscal 2017:

  Company comparable sales growth, which includes e-Commerce, of approximately 1% to 3%;
  Net sales growth to be approximately flat versus fiscal 2016;
  Merchandise margin, as a percentage of sales, of approximately 56% to 57%;
  SG&A expenses, as a percentage of sales, are expected to deleverage approximately 50 basis points as compared to fiscal 2016;
  Depreciation of approximately $56 million;
  Earnings per share in the range of $0.42 to $0.50, utilizing a fully diluted share count of approximately 80.0 million shares; and
  Capital expenditures of approximately $55 million.

The Company provided the following financial guidance for the first and second quarters of fiscal 2017:

Guidance Metric	1st Quarter	2nd Quarter
· Comparable sales (contraction) / growth (%):	(3%) to (1%)	Flat to 2%
· Net sales (contraction) / growth (%):	(4%) to (2%)	(1%) to 1%
· Merchandise margin, as a percentage of sales:	Approximately 56% - 57%	Approximately 55% - 56%
· SG&A expenses vs. fiscal 2016:	Deleveraging approximately 125 bps	Deleveraging approximately 125 bps
· Marketing spend:	Approximately $30 million	Approximately $21 million
· (Loss) / earnings per share:	($0.08) to ($0.04)	($0.02) to $0.02

Declaration of Quarterly Cash Dividend

The Company announced that its Board of Directors declared a $0.07 per share quarterly cash dividend on the Company’s outstanding shares of common stock. The $0.07 quarterly cash dividend will be paid on May 11, 2016, to shareholders of record on April 27, 2016. As of April 12, 2016, approximately 83.3 million shares of the Company’s common stock were outstanding.

Fourth Quarter and Full-Year Fiscal 2016 Financial Results Conference Call

The Company will host a conference call to discuss fourth quarter and full-year fiscal 2016 financial results at 4:00 p.m. Central Time on Wednesday, April 13, 2016. Investors will be able to connect to the call through the Company’s website at Pier1.com. The conference call can be accessed by selecting “About” on the homepage and linking through the “Investor Relations” page to the “Events” page, or by dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 43760187.

A replay will be available after 7:30 p.m. Central Time for a 24-hour period and can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406 using conference ID number 43760187.

Revised Presentation of Credit and Debit Card Fees - Tables

The following table shows the revised presentation of net sales and SG&A expenses for the three- and twelve-month periods ended February 27, 2016, and February 28, 2015 (in millions).

	Three Months Ended				Twelve Months Ended
	February 27, 2016		February 28, 2015		February 27, 2016		February 28, 2015
	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales

Net Sales (Historical Presentation)	$535.7	100.0%	$543.6	100.0%	$1,870.3	100.0%	$1,865.8	100.0%

Add: Credit Card Fees, net	6.6		6.4		22.0		18.8

Net Sales (Revised Presentation)	542.3	100.0%	550.0	100.0%	1,892.2	100.0%	1,884.6	100.0%

SG&A (Historical Presentation)	$143.7	26.8%	$149.0	27.4%	$556.9	29.8%	$576.1	30.9%

Add: Credit Card Fees, net	6.6		6.4		22.0		18.8

SG&A (Revised Presentation)	150.3	27.7%	155.4	28.3%	578.8	30.6%	594.9	31.6%

The following table sets out the financial results for the three-month periods ended February 27, 2016, and February 28, 2015, in both the revised and historical presentation formats for comparison (in millions).

	Revised Presentation for Three Months Ended				Historical Presentation for Three Months Ended
	February 27, 2016		February 28, 2015		February 27, 2016		February 28, 2015
	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales

Net sales	$542.3	100.0%	$550.0	100.0%	$535.7	100.0%	$543.6	100.0%

Cost of sales	345.4	63.7%	329.2	59.8%	345.4	64.5%	329.2	60.6%

Gross profit	196.9	36.3%	220.8	40.2%	190.3	35.5%	214.4	39.4%

Selling, general and administrative expenses	150.3	27.7%	155.4	28.3%	143.7	26.8%	149.0	27.4%
Depreciation	13.0	2.4%	12.3	2.2%	13.0	2.4%	12.3	2.2%

Operating income	33.6	6.2%	53.1	9.7%	33.6	6.3%	53.1	9.8%

Nonoperating (income) and expenses:
Interest, investment income and other	0.2		(2.5)		0.2		(2.5)
Interest expense	3.1		3.0		3.1		3.0
	3.3	0.6%	0.5	0.1%	3.3	0.6%	0.5	0.1%

Income before income taxes	30.3	5.6%	52.6	9.6%	30.3	5.7%	52.6	9.7%
Income tax provision	11.6	2.2%	19.5	3.6%	11.6	2.2%	19.5	3.6%

Net income	$18.7	3.4%	$33.1	6.0%	$18.7	3.5%	$33.1	6.1%

The following table sets out the financial results for the twelve-month periods ended February 27, 2016, and February 28, 2015, in both the revised and historical presentation formats for comparison (in millions).

	Revised Presentation for Twelve Months Ended				Historical Presentation for Twelve Months Ended
	February 27, 2016		February 28, 2015		February 27, 2016		February 28, 2015
	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales

Net sales	$1,892.2	100.0%	$1,884.6	100.0%	$1,870.3	100.0%	$1,865.8	100.0%

Cost of sales	1,187.3	62.7%	1,116.1	59.2%	1,187.3	63.5%	1,116.1	59.8%

Gross profit	705.0	37.3%	768.5	40.8%	683.0	36.5%	749.7	40.2%

Selling, general and administrative expenses	578.8	30.6%	594.9	31.6%	556.9	29.8%	576.1	30.9%
Depreciation	50.9	2.7%	46.3	2.4%	50.9	2.7%	46.3	2.5%

Operating income	75.2	4.0%	127.3	6.8%	75.2	4.0%	127.3	6.8%

Nonoperating (income) and expenses:
Interest, investment income and other	(0.2)		(3.4)		(0.2)		(3.4)
Interest expense	12.3		10.3		12.3		10.3
	12.0	0.7%	6.9	0.4%	12.0	0.6%	6.9	0.4%

Income before income taxes	63.2	3.3%	120.4	6.4%	63.2	3.4%	120.4	6.4%
Income tax provision	23.5	1.2%	45.2	2.4%	23.5	1.3%	45.2	2.4%

Net income	$39.6	2.1%	$75.2	4.0%	$39.6	2.1%	$75.2	4.0%

Additional information, including annual statements of consolidated operations in the revised presentation format for fiscal years 2012 to 2016 can be found on the Company’s website, pier1.com, by selecting “About” on the homepage and linking through the “Investor Relations” page.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). This press release references non-GAAP financial measures including constant currency, adjusted net income, adjusted earnings per share, merchandise margin, contribution from operations and EBITDA.

The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the three- and twelve-month periods ended February 27, 2016, and February 28, 2015. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

A reconciliation of net income and earnings per share to adjusted net income and adjusted earnings per share is shown below for the three- and twelve-month periods ended February 28, 2015 (in millions except per share amounts).

	Fiscal Year 2015
	Three Months Ended	Twelve Months Ended
	February 28, 2015	February 28, 2015

Net income (GAAP)	$33.1	$75.2
Add back: Retirement related expenses, net of tax (non-GAAP)	2.0	2.0
Adjusted net income (non-GAAP)	$35.1	$77.2

Earnings per share (GAAP)	$0.37	$0.82
Add back: Retirement related expenses, net of tax (non-GAAP)	0.02	0.02
Adjusted earnings per share (non-GAAP)	$0.39	$0.84

Merchandise margin represents the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit. Contribution from operations represents gross profit less compensation for operations (which includes store and customer service payroll) and operational expenses. EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes merchandise margin, contribution from operations and EBITDA are meaningful indicators of the Company’s performance which provide useful information to investors regarding its financial condition and results of operations. Management uses merchandise margin, contribution from operations and EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. These non-GAAP financial measures should not be considered in isolation or used as an alternative to GAAP financial measures and do not purport to be an alternative to net income or gross profit as a measure of operating performance. A reconciliation of net income to EBITDA to contribution from operations to merchandise margin is shown below for the periods indicated (in millions).

		Three Months Ended				Twelve Months Ended
		February 27, 2016		February 28, 2015		February 27, 2016		February 28, 2015
		$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales

Merchandise margin (non-GAAP)		$284.8	52.5%	$308.5	56.1%	$1,046.0	55.3%	$1,100.1	58.4%

Less:	Delivery and fulfillment net costs	13.8	2.5%	12.3	2.2%	42.5	2.2%	32.9	1.7%
	Store occupancy costs	74.1	13.7%	75.4	13.7%	298.6	15.7%	298.7	15.8%

Gross profit (GAAP)		196.9	36.3%	220.8	40.2%	705.0	37.3%	768.5	40.8%

Less:	Compensation for operations	67.2	12.4%	72.6	13.2%	260.2	13.7%	270.4	14.3%
	Operational expenses	26.2	4.8%	24.4	4.4%	90.5	4.8%	85.6	4.5%

Contribution from operations (non-GAAP)		103.5	19.1%	123.8	22.5%	354.3	18.7%	412.5	21.9%

Less:	Other nonoperating (income) / expense	1.0	0.2%	(2.1)	(0.4%)	0.9	0.0%	(2.8)	(0.1%)
	Marketing and other SG&A	56.9	10.5%	58.4	10.6%	228.2	12.1%	238.9	12.7%

EBITDA (non-GAAP)		45.6	8.4%	67.6	12.3%	125.2	6.6%	176.3	9.4%

Less:	Income tax provision	11.6	2.2%	19.5	3.6%	23.5	1.2%	45.2	2.4%
	Interest expense, net	2.3	0.4%	2.7	0.5%	11.1	0.6%	9.6	0.5%
	Depreciation	13.0	2.4%	12.3	2.2%	50.9	2.7%	46.3	2.4%

Net income (GAAP)		$18.7	3.4%	$33.1	6.0%	$39.6	2.1%	$75.2	4.0%

This press release also references company comparable sales on a constant currency basis, which is calculated by translating the current and prior periods into comparable amounts using the same foreign exchange rate. Management believes these non-GAAP financial measures are useful when comparing sales results between periods when foreign exchange rates are volatile.

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to, the effectiveness of the Company’s marketing campaigns and customer databases, consumer spending patterns, inventory levels and values, the Company’s ability to implement planned cost control measures, expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency, and changes in foreign currency values relative to the U.S. Dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Three Months Ended
	February 27,	% of	February 28,	% of
	2016	Sales	2015	Sales

Net sales	$542,325	100.0%	$550,006	100.0%

Cost of sales	345,431	63.7%	329,158	59.8%

Gross profit	196,894	36.3%	220,848	40.2%

Selling, general and administrative expenses	150,272	27.7%	155,434	28.3%
Depreciation	13,014	2.4%	12,272	2.2%

Operating income	33,608	6.2%	53,142	9.7%

Nonoperating (income) and expenses:
Interest, investment income and other	224		(2,500)
Interest expense	3,076		3,044
	3,300	0.6%	544	0.1%

Income before income taxes	30,308	5.6%	52,598	9.6%
Income tax provision	11,633	2.2%	19,509	3.6%

Net income	$18,675	3.4%	$33,089	6.0%

Earnings per share:
Basic	$0.23		$0.37

Diluted	$0.23		$0.37

Dividends declared per share:	$0.07		$0.06

Average shares outstanding during period:
Basic	81,546		88,426

Diluted	81,574		89,421

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Year Ended
	February 27,	% of	February 28,	% of
	2016	Sales	2015	Sales

Net sales	$1,892,230	100.0%	$1,884,557	100.0%

Cost of sales	1,187,250	62.7%	1,116,076	59.2%

Gross profit	704,980	37.3%	768,481	40.8%

Selling, general and administrative expenses	578,828	30.6%	594,906	31.6%
Depreciation	50,944	2.7%	46,304	2.4%

Operating income	75,208	4.0%	127,271	6.8%

Nonoperating (income) and expenses:
Interest, investment income and other	(237)		(3,391)
Interest expense	12,280		10,260
	12,043	0.7%	6,869	0.4%

Income before income taxes	63,165	3.3%	120,402	6.4%
Income tax provision	23,531	1.2%	45,240	2.4%

Net income	$39,634	2.1%	$75,162	4.0%

Earnings per share:
Basic	$0.47		$0.83

Diluted	$0.46		$0.82

Dividends declared per share:	$0.28		$0.24

Average shares outstanding during period:
Basic	84,939		91,081

Diluted	85,370		92,128

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	February 27,	February 28,
	2016	2015
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments
of $110,413 and $69,572, respectively	$115,221	$100,064
Accounts receivable, net	22,639	29,405
Inventories	405,859	478,843
Prepaid expenses and other current assets	31,175	45,273
Total current assets	574,894	653,585

Properties and equipment, net of accumulated depreciation
of $481,758 and $446,237, respectively	207,633	214,048
Other noncurrent assets	36,664	39,251
	$819,191	$906,884

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$72,570	$102,762
Gift cards and other deferred revenue	64,081	63,002
Accrued income taxes payable	6,324	13,505
Current portion of long-term debt	2,000	2,000
Other accrued liabilities	101,712	106,781
Total current liabilities	246,687	288,050

Long-term debt	200,255	201,426
Other noncurrent liabilities	87,492	80,141

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized,
125,232,000 issued	125	125
Paid-in capital	211,019	222,438
Retained earnings	729,537	713,575
Cumulative other comprehensive loss	(10,637)	(9,985)
Less --41,760,000 and 35,320,000 common
shares in treasury, at cost, respectively	(645,287)	(588,886)
Total shareholders' equity	284,757	337,267
	$819,191	$906,884

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended
	February 27,	February 28,	March 1,
	2016	2015	2014

Cash flows from operating activities:
Net income	$39,634	$75,162	$107,531
Adjustments to reconcile to net cash provided by
operating activities:
Depreciation	55,830	49,472	40,990
Stock-based compensation expense	5,065	7,332	11,984
Deferred compensation, net	5,641	8,244	6,739
Deferred income taxes	4,617	7,647	13,907
Excess tax benefit from stock-based awards	(585)	(2,936)	(2,265)
Amortization of deferred gains	(1,907)	(3,575)	(3,180)
Change in reserve for uncertain tax positions	1,080	(1,078)	6,241
Other	1,848	(2,244)	(3,665)
Changes in cash from:
Inventories	72,984	(101,193)	(21,597)
Prepaid expenses and other assets	20,560	356	(3,469)
Accounts payable and other liabilities	(33,611)	26,330	14,034
Accrued income taxes payable, net of payments	(7,109)	2,174	(8,018)
Net cash provided by operating activities	164,047	65,691	159,232

Cash flows from investing activities:
Capital expenditures	(51,813)	(81,859)	(80,306)
Proceeds from disposition of properties	18	35	12,593
Proceeds from sale of restricted investments	9,020	1,715	758
Purchase of restricted investments	(8,914)	(3,192)	(3,196)
Net cash used in investing activities	(51,689)	(83,301)	(70,151)

Cash flows from financing activities:
Cash dividends	(23,672)	(21,627)	(21,697)
Purchases of treasury stock	(75,000)	(185,540)	(192,284)
Proceeds from stock options exercised,
stock purchase plan and other, net	2,886	1,846	18,923
Excess tax benefit from stock-based awards	585	2,936	2,265
Issuance of long-term debt, net of discount	-	198,000	-
Repayments of long-term debt	(2,000)	(1,000)	-
Debt issuance costs	-	(3,636)	(1,149)
Borrowings under revolving line of credit	63,000	60,000	-
Repayments of borrowings under revolving line of credit	(63,000)	(60,000)	-
Net cash used in financing activities	(97,201)	(9,021)	(193,942)

Change in cash and cash equivalents	15,157	(26,631)	(104,861)

Cash and cash equivalents at beginning of period	100,064	126,695	231,556

Cash and cash equivalents at end of period	$115,221	$100,064	$126,695

CONTACT:
Pier 1 Imports, Inc.
Investor Relations Contact:
Bryan Hanley, 817-252-6083